Exhibit 99.1

ZoomInfo Announces Third Quarter 2025 Financial Results

VANCOUVER, Wash., November 3, 2025 - ZoomInfo (NASDAQ: GTM), the Go-To-Market Intelligence Platform, today announced its financial results for the third quarter ended September 30, 2025.
“We delivered strong Q3 results with record revenue, accelerating Upmarket momentum, and improving net revenue retention, validating our strategic focus and the value we deliver to customers,” said Henry Schuck, ZoomInfo Founder and CEO. “We’re building the future of go-to-market – connecting intelligence, automation, and execution in one system for go-to-market teams and the AI agents serving them.”
Third Quarter 2025 Financial Highlights:
•GAAP Revenue of $318.0 million, an increase of 5% year-over-year.
•GAAP Operating income of $67.5 million and Adjusted operating income of $117.7 million.
•GAAP Operating income margin of 21% and Adjusted operating income margin of 37%.
•GAAP Cash flow from operations of $93.8 million and Unlevered free cash flow of $95.3 million.
Recent Business and Operating Highlights:
•ZoomInfo was recognized as the only vendor positioned in the customers’ choice quadrant in 2025 Gartner® Voice of the Customer Report for Account-Based Marketing (ABM) Platforms.
•Launched ZoomInfo GTM Workspace, an AI-powered execution engine that transforms how revenue teams implement GTM strategies. GTM Workspace shifts sales, account management and customer success teams from reactive to proactive, allowing sellers to manage their entire workflow from one unified workspace.
•Presented on stage at Dreamforce where Salesforce announced Agentforce Sales, with data and Agentic integrations to ZoomInfo.
•Closed the quarter with 1,887 customers with $100,000 or greater in annual contract value, an increase of three from the prior quarter, and an increase of 78 year-over-year.1
•73% of the Company’s ACV was Upmarket, and Upmarket ACV grew 6% year-over-year.1
•The Company’s net revenue retention rate improved sequentially to 90%.1
•During the three months ended September 30, 2025, the Company repurchased 8.3 million shares of common stock at an average price of $10.46 per share, for an aggregate amount of $86.6 million.
1 As of, or for the three months ended, September 30, 2025, as applicable

Q3 2025 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY
Revenue	$318.0	5%
Operating Income	$67.5	55%	Adjusted Operating Income	$117.7	5%
Operating Income Margin	21%		Adjusted Operating Income Margin	37%
Net Income Per Share (Diluted)	$0.12		Adjusted Net Income Per Share (Diluted)	$0.28
Cash Flow from Operating Activities	$93.8	415%	Unlevered Free Cash Flow	$95.3	(14)%
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Business Outlook:
Based on information available as of November 3, 2025, ZoomInfo is providing guidance for the fourth quarter and full year 2025 as follows:

	Q4 2025	Prior FY 2025	FY 2025
GAAP Revenue	$307 - $310 million	$1.215 - $1.225 billion	$1.237 - $1.240 billion
Non-GAAP Adjusted Operating Income	$117 - $120 million	$433 - $437 million	$440 - $443 million
Non-GAAP Adjusted Net Income Per Share (Diluted)	$0.27 - $0.29	$0.99 - $1.01	$1.04 - $1.06
Non-GAAP Unlevered Free Cash Flow	Not Guided	$422 - $442 million	$424 - $444 million
Weighted Average Shares Outstanding	331 million	346 million	341 million

Conference Call and Webcast Information:
ZoomInfo will host a conference call today, November 3, 2025, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Upcoming Events:
ZoomInfo executives expect to participate in the following investor events:

•Stifel 2025 Midwest Conference, Nov. 6 2025
•Wells Fargo TMT Summit, Nov. 18, 2025
•UBS Global Technology and AI Conference, Dec. 3, 2025
•Nasdaq Investor Conference Dec. 9, 2025

For more information on specific events, presentation times, and webcast details (if available), visit the “News & Events” section of the Company’s investor relations website at https://ir.zoominfo.com. Conferences with presentations that are webcast, will be webcast live, and the replay will be available for a limited time.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income (loss) from operations adjusted for, as applicable, (i) amortization of acquired technology and other acquired intangibles, (ii) equity-based compensation expense, (iii) restructuring and transaction-related expenses, (iv) integration costs and acquisition-related expenses, (v) and legal settlement. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by revenue.
We define Adjusted Net Income as net income (loss) adjusted for, as applicable, (i) loss on debt modification and extinguishment, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, (v) integration costs and acquisition-related expenses, (vi) legal settlement, (vii) TRA liability remeasurement (benefit) expense, (viii) other (income) loss, net and (ix) tax impacts of adjustments to net income (loss). We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding used for adjusted net income per share.
We define Unlevered Free Cash Flow as net cash provided by (used in) operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, (iv) cash payments related to integration costs and acquisition-related compensation, and (v) legal settlement payments. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is a metric that we calculate based on customers of ZoomInfo at the beginning of the twelve-month period, and is calculated as: (a) the total annual contract value ("ACV") for those customers at the end of the twelve-month period, divided by (b) the total ACV for those customers at the beginning of the twelve-month period.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, expenses, estimates, cash flow, growth in free cash flow, results of changes in operational procedures, liquidity, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this press release, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Gartner Disclaimers
Gartner, Voice of the Customer for Account-Based Marketing Platforms, Peer Contributors, 25 June 2025
The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this earnings press release), and the opinions expressed in the Gartner Content are subject to change without notice.

Gartner does not endorse any vendor, product, or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose. GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, and MAGICQUADRANT is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.
About ZoomInfo
ZoomInfo (NASDAQ: GTM) is the Go-To-Market Intelligence Platform that empowers businesses to grow faster with AI-ready insights, trusted data, and advanced automation. Its solutions provide more than 35,000 companies worldwide with a complete view of their customers, making every seller their best seller. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses with go-to-market intelligence that accelerates revenue growth, please visit www.zoominfo.com.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.
###
Investor Contact:
Jeremiah Sisitsky
ir@zoominfo.com
Media Contact:
Silvie Casanova
pr@zoominfo.com

ZoomInfo Technologies Inc.
Condensed Consolidated Balance Sheets
(in millions, except share data)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$124.8	$139.9
Short-term investments	10.2	—
Accounts receivable, net	175.5	246.1
Prepaid expenses and other current assets	51.3	58.6
Income tax receivable	10.4	6.4
Total current assets	$372.2	$451.0

Restricted cash, non-current	9.6	9.1
Property and equipment, net	156.7	112.6
Operating lease right-of-use assets, net	126.9	90.9
Intangible assets, net	231.8	275.8
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,662.1	3,717.6
Deferred costs and other assets, net of current portion	117.7	117.9
Total assets	$6,369.7	$6,467.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19.1	$16.6
Accrued expenses and other current liabilities	95.8	123.0
Unearned revenue, current portion	429.0	473.8
Income taxes payable	0.2	0.6
Current portion of tax receivable agreements liability	0.5	22.3
Current portion of operating lease liabilities	6.3	9.9
Current portion of long-term debt	5.9	5.9
Total current liabilities	$556.8	$652.1

Unearned revenue, net of current portion	2.9	4.1
Tax receivable agreements liability, net of current portion	2,724.6	2,740.2
Operating lease liabilities, net of current portion	231.0	151.2
Long-term debt, net of current portion	1,319.0	1,221.8
Deferred tax liabilities	2.6	2.4
Other long-term liabilities	2.3	2.3
Total liabilities	$4,839.2	$4,774.1

Stockholders' Equity:
Common stock, par value $0.01	$3.0	$3.4
Additional paid-in capital	1,120.1	1,362.9
Accumulated other comprehensive income	5.5	14.8
Retained earnings	401.9	312.4
Total stockholders' equity	$1,530.5	$1,693.5
Total liabilities and stockholders' equity	$6,369.7	$6,467.6

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$318.0	$303.6	$930.4	$905.2
Cost of revenue:
Cost of service(1)	42.3	37.7	120.2	107.9
Amortization of acquired technology	9.4	9.6	28.3	28.7
Gross profit	$266.3	$256.3	$781.9	$768.6
Operating expenses:
Sales and marketing(1)	101.6	99.1	313.9	299.2
Research and development(1)	44.1	47.7	139.8	139.7
General and administrative(1)	47.9	60.6	141.0	247.0
Amortization of other acquired intangibles	5.2	5.4	15.7	16.2
Total operating expenses	$198.8	$212.8	$610.4	$702.1
Income from operations	$67.5	$43.5	$171.5	$66.5
Interest expense, net	11.5	9.6	32.0	29.5
Loss on debt modification and extinguishment	—	—	—	0.7
Other income, net	(0.4)	(1.0)	(13.5)	(3.5)
Income before income taxes	$56.4	$34.9	$153.0	$39.8
Provision for income taxes	17.7	11.1	63.5	25.3
Net income	$38.7	$23.8	$89.5	$14.5
Net income per share of common stock:
Basic	$0.12	$0.07	$0.27	$0.04
Diluted	0.12	0.07	0.27	0.04
________________
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Cost of service	$2.9	$2.7	$8.5	$7.9
Sales and marketing	10.4	12.3	33.2	38.1
Research and development	8.5	10.5	25.5	29.5
General and administrative	8.1	11.1	22.0	28.7
Total equity-based compensation expense	$29.9	$36.6	$89.2	$104.2

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net income	$89.5	$14.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66.1	63.3
Amortization of debt discounts and issuance costs	1.8	1.7
Amortization of deferred commissions costs	66.5	49.5
Asset impairments and lease abandonment charges	0.3	57.4
Gain on lease modification	—	(1.5)
Loss on debt modification and extinguishment	—	0.7
Equity-based compensation expense	89.2	104.2
Deferred income taxes	59.0	11.0
Tax receivable agreement remeasurement	(14.2)	9.9
Provision for bad debt expense	17.4	39.3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	53.2	69.7
Prepaid expenses and other current assets	(3.2)	(21.1)
Deferred costs and other assets, net of current portion	(54.7)	(30.4)
Income tax receivable	(4.0)	(2.9)
Accounts payable	1.3	(17.6)
Accrued expenses and other liabilities	(0.2)	(64.7)
Unearned revenue	(46.1)	(22.6)
Net cash provided by operating activities	$321.9	$260.4

Investing activities:
Purchases of investments	$(14.2)	$—
Maturities of investments	3.3	82.2
Purchases of property and equipment and other assets	(59.7)	(41.5)
Right of use asset initial direct costs	(0.5)	(3.4)
Cash paid for acquisitions, net of cash acquired	—	(0.5)
Net cash provided by (used in) investing activities	$(71.1)	$36.8

Financing activities:
Payments of deferred consideration	$—	$(0.7)
Repayment of debt	(4.4)	(4.5)
Payments of debt issuance and modification costs	—	(2.1)
Proceeds from revolving credit loans	100.0	—
Taxes paid related to net share settlement of equity awards	(6.6)	(18.1)
Proceeds from issuance of common stock under the ESPP	—	2.8
Tax receivable agreement payments	(23.1)	(31.6)
Repurchase of common stock	(331.3)	(542.6)
Net cash used in financing activities	$(265.4)	$(596.8)

Net decrease in cash, cash equivalents, and restricted cash	$(14.6)	$(299.6)
Cash, cash equivalents, and restricted cash at beginning of period	149.0	456.2
Cash, cash equivalents, and restricted cash at end of period	$134.4	$156.6

Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$124.8	$147.7
Restricted cash, non-current	9.6	8.9
Total cash, cash equivalents, and restricted cash	$134.4	$156.6

Supplemental disclosures of cash flow information:
Interest paid in cash	$40.2	$39.6
Cash paid for taxes	7.9	11.9

Supplemental disclosures of non-cash investing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$7.1	$8.9
Equity-based compensation included in capitalized software	5.0	4.5

ZoomInfo Technologies Inc.
Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Unlevered Free Cash Flow
(in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities (GAAP)	$93.8	$18.2	$321.9	$260.4
Purchases of property and equipment and other assets	(22.9)	(17.6)	(59.7)	(41.5)
Interest paid in cash	18.4	19.3	40.2	39.6
Restructuring and transaction-related expenses paid in cash	4.5	61.4	14.1	63.5
Integration costs and acquisition-related compensation paid in cash	—	—	—	1.3
Litigation settlement payments(1)	1.5	29.3	3.2	30.0
Unlevered Free Cash Flow (Non-GAAP)	$95.3	$110.7	$319.7	$353.3
__________________
(1)Represents cash payments for legal fees associated with legal settlements.

ZoomInfo Technologies Inc.
Reconciliation from GAAP Income from Operations to Non-GAAP Adjusted Operating Income
(in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income from operations (GAAP)	$67.5	$43.5	$171.5	$66.5
Amortization of acquired technology	9.4	9.6	28.3	28.7
Amortization of other acquired intangibles	5.2	5.4	15.7	16.2
Equity-based compensation expense	29.9	36.6	89.2	104.2
Restructuring and transaction-related expenses(1)	4.7	16.8	15.2	67.0
Litigation settlement(2)	1.0	(0.2)	3.4	30.0
Adjusted Operating Income (Non-GAAP)	$117.7	$111.7	$323.3	$312.6

Revenue (GAAP)	$318.0	$303.6	$930.4	$905.2

Operating Income Margin (GAAP)	21%	14%	18%	7%
Adjusted Operating Income Margin (Non-GAAP)	37%	37%	35%	35%
__________________
(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities. For the three and nine months ended September 30, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities.
(2)Represents charges associated with certain legal settlements. For the three and nine months ended September 30, 2024, these charges are related to costs incurred due to the Class Actions.

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(in millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (GAAP)	$38.7	$23.8	$89.5	$14.5
Loss on debt modification and extinguishment	—	—	—	0.7
Amortization of acquired technology	9.4	9.6	28.3	28.7
Amortization of other acquired intangibles	5.2	5.4	15.7	16.2
Equity-based compensation expense	29.9	36.6	89.2	104.2
Restructuring and transaction-related expenses(1)	4.7	16.8	15.2	67.0
Litigation settlement(2)	1.0	(0.2)	3.4	30.0
TRA liability remeasurement expense (benefit)	(0.8)	0.7	(14.2)	9.9
Other income, net	—	0.2	—	(2.4)
Tax impacts of adjustments to net income(3)	6.9	10.8	35.9	1.4
Adjusted Net Income (Non-GAAP)	$95.0	$103.7	$263.0	$270.2

Diluted Net Income Per Share (GAAP)	$0.12	$0.07	$0.27	$0.04
Amortization of acquired technology per diluted share	0.02	0.02	0.08	0.07
Amortization of other acquired intangibles per diluted share	0.02	0.01	0.05	0.04
Equity-based compensation expense per diluted share	0.09	0.10	0.26	0.27
Restructuring and transaction-related expenses per diluted share	0.01	0.05	0.04	0.17
Litigation settlement per diluted share	—	—	—	0.08
TRA liability remeasurement expense (benefit) per diluted share	—	—	(0.04)	0.03
Other income, net per diluted share	—	—	—	—
Tax impacts of adjustments to net income per diluted share	0.02	0.03	0.10	—
Adjusted Net Income Per Share (Non-GAAP)	$0.28	$0.28	$0.76	$0.71
Shares for Adjusted Net Income Per Share(4)	334	371	344	383
__________________
(1)Represents costs directly associated with acquisition or disposal activities, including employee severance and termination benefits, contract termination fees and penalties, and other exit or disposal costs. For the three and nine months ended September 30, 2025, this expense is primarily related to employee severance and termination benefits and lease restructuring activities. For the three and nine months ended September 30, 2024, this expense is primarily related to lease impairment and abandonment charges as well as lease restructuring activities.
(2)Represents charges associated with certain legal settlements. For the three and nine months ended September 30, 2024, these charges are related to costs incurred due to the Class Actions.

(3)Represents tax expense associated with Net income (GAAP) excluded from Adjusted Net Income (Non-GAAP). The Company calculates the tax impacts of adjustments to net income (loss) by taking the total gross value of the adjustments and multiplying it by the Company’s U.S. federal and state statutory tax rate. We then recalculate the tax impact of book-tax differences related to equity compensation, the tax receivable agreements, restructuring and transaction-related expenses, and items that are deemed to be unrelated to current year operating income or are one-time in nature, such as provision to return true-ups. For the three months ended September 30, 2025, these primarily relate to recognizing $15.8 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $0.1 million of tax expense from the effects of changes in state tax law and apportionment, and adjusting out $2.8 million of tax expense from non-deductible stock-based compensation. For three months ended September 30, 2024, these primarily relate to recognizing $20.6 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $4.7 million of tax expense from non-deductible stock-based compensation, and adjusting out $0.3 million of tax expense from the effects of changes in state tax law and apportionment. We believe the exclusion of these adjustments provides investors with useful information about the Company’s underlying results and trends, allowing them to better understand and compare net income (loss) related to ongoing operations and the related current and deferred income tax expense. For the nine months ended September 30, 2025, these primarily relate to recognizing $44.6 million of tax benefit related to the amortization of costs associated with corporate structure simplification, adjusting out $13.5 million of tax expense from the effects of changes in state tax law and apportionment, and adjusting out $9.8 million of tax expense from non-deductible stock-based compensation. For nine months ended September 30, 2024, these primarily relate to recognizing $45.1 million of tax benefit related to the amortization of costs associated with corporate structure simplification, and adjusting out $13.0 million of tax expense from non-deductible stock-based compensation, and adjusting out $1.8 million of tax expense from the effects of changes in state tax law and apportionment. We believe the exclusion of these adjustments provides investors with useful information about the Company’s underlying results and trends, allowing them to better understand and compare net income (loss) related to ongoing operations and the related current and deferred income tax expense.
(4)Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP.